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                                                                    Exhibit 16.1

                    [LETTERHEAD OF IRELAND SAN FILIPPO, LLP]

June 11, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                      CATAPULT COMMUNICATIONS CORPORATION


We have read the "Change in Accountants" section included in Form S-1 of Catapult Communications Corporation to be dated June 11, 1998 and are in agreement with the statements contained therein.

Yours very truly,

/s/ Ireland San Filippo, LLP

Ireland San Filippo, LLP